Exhibit 99.1

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700, Dallas, Texas 75251

Investor Relations Contact: Chris Peracchi (214) 368-2084

EXCO Resources, Inc. Announces Tender Offer and Consent Solicitation to

Holders of Outstanding 7.500% Senior Notes Due 2018 and

Outstanding 8.500% Senior Notes Due 2022

DALLAS—(BUSINESS WIRE)—EXCO Resources, Inc. (NYSE:XCO) (“EXCO”) today announced the commencement of a cash tender offer (the “Tender Offer”) for EXCO’s outstanding 7.500% Senior Notes due 2018 (the “2018 Notes”) and EXCO’s outstanding 8.500% Senior Notes due 2022 (the “2022 Notes” and together with the 2018 Notes, the “Notes”). The combined amount of 2018 Notes and 2022 Notes tendered is subject to a cap of $40 million (the “Maximum Tender Cap”) on the aggregate price paid for both series of Notes combined, excluding accrued interest and the Consent Payment (as defined below). EXCO’s credit agreement (the “Revolving Credit Facility”) only permits repurchases of the Notes to the extent EXCO maintains a minimum liquidity (equal to available commitments under the Revolving Credit Facility plus unrestricted cash) of at least $150 million. The Maximum Tender Cap is based on an amount calculated by EXCO to comply with such limitations. In conjunction with the Tender Offer, EXCO is soliciting consents (“Consents”) from registered holders (“Holders”) of the 2022 Notes (the “Consent Solicitation”) to amend certain terms of the indenture governing the 2022 Notes (the “2022 Notes Indenture”).

Holders of 2018 Notes may participate in the Tender Offer. Holders of 2022 Notes may participate in the Tender Offer and the Consent Solicitation in either of two ways: (i) in both the Tender Offer and the Consent Solicitation or (ii) solely in the Consent Solicitation. Holders who validly tender their 2022 Notes will be deemed to consent to the proposed amendment to the 2022 Notes Indenture.

Certain information regarding the Notes and the terms of the Tender Offer and the Consent Solicitation are summarized in the table below.

Title of Security	CUSIP and ISIN Numbers	Principal Amount Outstanding[1]	Acceptance Priority Level	Total Consideration[2]	Early Tender Payment[2]	Consent Payment[2]	Tender Offer Consideration[2]
8.500% Senior Notes due 2022 (“2022 Notes”)	269279AE5 US269279AE58	$171,432,000	1	$400.00	$45.00	$5.00	$350.00
7.500% Senior Notes due 2018 (“2018 Notes”)	269279AD7 US269279AD75	$131,576,000	2	$500.00	$45.00	n/a	$455.00

(1)	As of July 27, 2016.
(2)	Per $1,000 principal amount of Notes that are accepted for purchase. The Total Consideration includes the Tender Offer Consideration, the Early Tender Payment and, with respect to the 2022 Notes, the Consent Payment.

The terms and conditions of the Tender Offer and the Consent Solicitation are described in EXCO’s Offer to Purchase and 2022 Notes Consent Solicitation Statement dated today (the “Statement”) and related Letter of Transmittal and Consent which set forth the complete terms of the Tender Offer and the Consent Solicitation.

The Tender Offer will expire at 11:59 p.m., New York City time, on August 23, 2016 (the “Expiration Date”), and the Consent Solicitation will expire at 5:00 p.m. New York City time, on August 9, 2016 (the “Early Tender/Consent Only Deadline”), in either case unless extended or earlier terminated with respect to either or both series of Notes by EXCO.

As described in the Statement, any Holder that validly tenders 2022 Notes pursuant to the Tender Offer on or before the applicable Early Tender/Consent Only Deadline is also deemed to have delivered Consents to the proposed amendment to the 2022 Notes Indenture. Holders may also deliver Consents without tendering the related 2022 Notes pursuant to the Tender Offer. Tendered Notes may not be withdrawn, and Consents with respect to the 2022 Notes may not be revoked, after 5:00 p.m., New York City time, on August 9, 2016 (as may be extended with respect to either or both series of Notes by EXCO, the “Withdrawal Deadline”).

Holders validly tendering, and not validly withdrawing, Notes on or before the applicable Early Tender/Consent Only Deadline will be eligible to receive the applicable Total Consideration, which includes an Early Tender Payment of $45.00 per $1,000 principal amount of the Notes, payable on the applicable payment date. Holders validly tendering, and not validly withdrawing, Notes after the applicable Early Tender/Consent Only Deadline and on or before the applicable Expiration Date will be eligible to receive only the Tender Offer Consideration, which represents the Total Consideration less the Early Tender Payment and any applicable Consent Payment (as defined below) with respect to the 2022 Notes, payable on the applicable payment date. In addition, holders whose Notes are accepted for payment in the Tender Offer will receive accrued and unpaid interest from and including the most recent interest payment date to, but not including, the applicable payment date for their Notes purchased pursuant to the Tender Offer. Holders validly delivering, and not validly revoking, Consents on or before the applicable Early Tender/Consent Only Deadline without tendering the related 2022 Notes pursuant to the Tender Offer will be eligible to receive the Consent Payment of $5.00 per $1,000 principal amount of the 2022 Notes (the “Consent Payment”), payable on the applicable payment date. The Consent Payment will also be payable to Holders who deliver consents by tendering 2022 Notes pursuant to the Tender Offer on or before the applicable Early Tender/Consent Only Deadline. Holders may revoke their Consents at any time prior to the applicable Withdrawal Deadline. If the purchase of all validly tendered Notes of either series would cause EXCO to purchase a principal amount that would result in an aggregate purchase price that exceeds the Maximum Tender Cap set forth in the table above, Notes will only be purchased to the extent the aggregate purchase price for those Notes will not exceed the Maximum Tender Cap, and the Notes will be purchased in the order of numerical priority (the “Acceptance Priority Level”) for such series of Notes as set forth in the table above. Any validly tendered Notes of a higher Acceptance Priority Level will be accepted for purchase before any validly tendered Notes of a lower Acceptance Priority Level will be accepted for purchase, provided that in no event will EXCO be obligated to purchase an aggregate principal amount of Notes that would result in an aggregate purchase price exceeding the Maximum Tender Cap. If there are sufficient remaining funds to purchase some, but not all, of the Notes of any series, the amount of Notes purchased in that series may be subject to proration or may not be purchased at all. Even if a Holder’s tendered 2022 Notes are prorated, the Holder will be deemed to have delivered Consents with respect to all such 2022 Notes tendered at or before the applicable early Tender/Consent Only Deadline and will receive the Consent Payment in respect of all such 2022 Notes returned to such Holder.

If certain requirements set forth in the Statement are met, EXCO has agreed, promptly after the Expiration Date, to pay a soliciting dealer fee equal to $2.50 for each $1,000 principal amount of the Notes that are validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer or for which Consents have been delivered pursuant to the 2022 Notes Consent Only Option to retail brokers that are appropriately designated by their beneficial holder clients to receive this fee, provided that such fee will only be paid with respect to tenders and/or Consents by holders whose aggregate principal amount of such Notes is $250,000 or less.

If the conditions applicable to the Tender Offer and Consent Solicitation are not satisfied, and as more fully described in the Statement, EXCO may waive any condition applicable to the Tender Offer or the Consent Solicitation, and may terminate, extend or amend either or both the Tender Offer and the Consent Solicitation and the applicable withdrawal deadlines thereunder. Capitalized terms used in this release and not defined herein have the meanings given them in the Statement.

Proposed Amendment and Considerations

The purpose of the Consent Solicitation is to obtain the requisite consents to approve an amendment (the “proposed amendment”) to the definition of “Credit Facilities” in the 2022 Notes Indenture to include debt securities as a permitted form of additional secured indebtedness, in addition to term loans and other credit facilities currently permitted. The proposed amendment to the 2022 Notes Indenture is substantially the same as an amendment previously made to the definition of “Credit Facilities” in the indenture governing the 2018 Notes.

The proposed amendment will have no effect on the amount of secured indebtedness that is permitted to be incurred by EXCO under the 2022 Notes Indenture, and will only provide EXCO with flexibility as to the form of such secured indebtedness, including permitting EXCO to offer secured notes in lieu of secured credit facility debt, which could have the effect of broadening EXCO’s investor base. To the extent the upcoming semi-annual borrowing base redetermination for EXCO’s Revolving Credit Facility, which is scheduled to occur on or about September 1, 2016, is not favorable or satisfactory to EXCO, EXCO may, among other things, look to refinance the Revolving Credit Facility to maintain liquidity and/or repay any borrowing base deficiency that may result. The proposed amendment pursuant to the Consent Solicitation would offer increased flexibility by broadening the form of such financing to include secured debt securities.

Requisite Consents

The Consent of Holders of at least a majority of the outstanding aggregate principal amount of the 2022 Notes is required to approve the proposed amendment to the 2022 Notes Indenture. If the requisite Consents have been validly delivered (and not validly revoked) on or prior to the Early Tender/Consent Only Deadline, EXCO will enter into a new supplemental indenture with respect to the 2022 Notes. The new supplemental indenture will become effective upon execution, but will not become operative until the applicable Consent Payment has been paid. Once the new supplemental indenture is effective, however, Consents previously delivered may not be revoked. Holders of 2022 Notes for which no Consent is delivered or no 2022 Notes are tendered will not receive the Consent Payment, even though the proposed amendment, if approved by the holders of the 2022 Notes, will bind all holders of such 2022 Notes and their transferees.

The Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the Statement. EXCO may, in its sole discretion, terminate, extend or amend the Consent Solicitation at any time as described in the Statement.

IMPORTANT: BENEFICIAL HOLDERS WHOSE NOTES ARE HELD IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER INTERMEDIARY SHOULD CONTACT SUCH BROKER OR OTHER INTERMEDIARY PROMPTLY AND OBTAIN AND FOLLOW THEIR INSTRUCTIONS WITH RESPECT TO THE TENDER OFFER AND CONSENT PROCEDURES AND DEADLINES, WHICH MAY BE EARLIER THAN THE DEADLINES SET FORTH IN THE STATEMENT.

Credit Suisse Securities (USA) LLC will act as Dealer Manager for the Tender Offer and Solicitation Agent for the Consent Solicitation, and D.F. King & Co., Inc. will act as the Information Agent, Tabulation Agent and Tender Agent for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (U.S. toll free) or (212) 538-1862 (collect). Copies of the documents may be obtained from D.F. King & Co., Inc. via the internet at www.dfking.com/exco, by email at exco@dfking.com or by telephone at (212) 269-5550 (for banks and brokers) or (800) 884-5197 (for all others).

This announcement does not constitute an offer to purchase Notes, a solicitation of an offer to sell Notes or a solicitation of Consents of Holders of the 2022 Notes and shall not be deemed to be an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities of EXCO or its subsidiaries. No recommendation is being made as to whether Holders should tender Notes or consent to the proposed amendment. The Tender Offer and 2022 Notes Consent Solicitation are not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable state or foreign securities or “blue sky” laws.

About EXCO

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, acquisition, development and production company headquartered in Dallas, Texas with principal operations in Texas, North Louisiana and the Appalachia region.

Additional information about EXCO Resources, Inc. may be obtained by contacting Chris Peracchi, EXCO’s Vice President of Finance and Investor Relations, and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s Securities and Exchange Commission (“SEC”) filings and press releases can be found under the Investor Relations tab.

Forward-Looking Statements

This release may contain forward-looking statements relating to future financial results, business expectations and strategic and financial alternatives and other business transactions. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: the completion of the Tender Offer and Consent Solicitation and the delivery of the requisite Consents to effect the proposed amendment to the 2022 Notes Indenture, EXCO’s ability to implement or execute on any strategic or financial alternatives, adjust its capital structure, or increase its liquidity; continued volatility of, or depressed prices in, the oil and gas markets; future capital requirements and availability of financing, including reductions to EXCO’s borrowing base and limitations on its ability to incur certain types of indebtedness under its debt agreements; EXCO’s ability to meet its current and future debt service obligations, including its ability to maintain compliance with its debt covenants; cash flow and liquidity; estimates of reserves and economic assumptions, including estimates related to acquisitions and dispositions of oil and natural gas properties and general economic conditions, including costs associated with drilling and operations of EXCO’s properties. These and other risk factors are included in EXCO’s reports on file with the SEC. Except as required by applicable law, EXCO undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

EXCO Resources, Inc.

Chris Peracchi, 214-368-2084

Vice President of Finance and Investor Relations, and Treasurer

www.excoresources.com

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